Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069 WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

September 22, 2015

The Board of Directors
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, California 91320

Ceres, Inc.

Ladies and Gentlemen:

We have acted as counsel to Ceres, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2015, including the documents incorporated by reference therein (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,398,859 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of the outstanding Common Stock purchase warrants issued by the Company to the investors identified in the Registration Statement on July 30, 2015 and August 26, 2015 (the “Warrants”). The Common Stock may be offered and sold by the selling stockholders referenced in the Registration Statement.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Registration Statement.

(b)	The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended through the date hereof.

(c)	The Warrants.

(d)	The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

ABU DHABI | BEIJING | BRUSSELS | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MILAN | NEW YORK PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SHANGHAI | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC
SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)	At the time of the issuance and delivery of the Common Stock upon exercise of the Warrants, the Certificate of Incorporation, the Bylaws, the relevant corporate records of the Company and the applicable Warrant will not have been modified or amended and will be in full force and effect.

(f)	At the time of the issuance and delivery of the Common Stock upon exercise of the Warrants, the consideration paid for each share of Common Stock will not be less than the par value thereof and there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Common Stock has been duly authorized for issuance upon exercise of the Warrants by all necessary corporate action and, when issued as provided in the Certificate of Incorporation, delivered and paid for as provided in the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

DC/BB/RDG

RE

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